UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2025, Innovative Industrial Properties, Inc. (the “Company”) through its operating partnership, IIP Operating Partnership, LP (“IIP OP”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement” or “SPA”), which, together with certain exhibits thereto, collectively sets forth the terms and conditions pursuant to which IIP OP has agreed to:

•	purchase up to $170.0 million of Preferred Stock (as defined below) of IQHQ, Inc., a Maryland corporation (“IQHQ REIT”) at a price of $1,000 per share and corresponding warrants to purchase common equity units of IQHQ Holdings, LP, a Delaware limited partnership (“Holdings”) and IQHQ REIT’s parent entity; and
•	provide a $100.0 million commitment, as a member of a lender syndicate, to IQHQ, LP (“IQHQ OP”), the operating partnership of IQHQ REIT, for a revolving credit facility with an initial term of three years and which can be extended for an additional 12 months upon payment of an extension fee and satisfaction of certain conditions.

Certain members of the Company’s board of directors own equity interests of IQHQ REIT and its affiliates. No Company director individually owns, nor do the Company directors own collectively, more than 1.0% of the outstanding equity interests of IQHQ REIT or its affiliates. Alan Gold, the Company’s Executive Chairman, served as Executive Chairman of IQHQ REIT from December 2018 until December 2024. Gary Kreitzer, the Vice Chairman of the Company’s board of directors, served as Vice Chairman and a member of the compensation committee of IQHQ REIT from December 2018 until December 2024. No other executive officer or director of the Company has held a position with IQHQ REIT or any of its affiliates.

Set forth below is a summary of the Securities Purchase Agreement and other material agreements to be entered into by IIP OP and its affiliates in connection with the closing of the foregoing transaction.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, IIP OP will purchase shares of either or both of (i) 15.0% Series G-1 Cumulative Redeemable Preferred Stock, par value $0.01 per share, of IQHQ REIT (the “Series G-1 Preferred Stock”) and/or (ii) any additional series of preferred stock of IQHQ REIT designated as Series G-2 Cumulative Redeemable Preferred Stock, Series G-3 Cumulative Redeemable Preferred Stock, or similar nomenclature having substantially the same terms as the Series G-1 Preferred Stock (each, a “Subsequent Series” and, together with the Series G-1 Preferred Stock, as applicable, the “Preferred Stock”), at a per-share price of $1,000, representing, in the aggregate, an amount up to $170.0 million (the “Preferred Offering”). The Preferred Offering may be reduced by the exercise of any existing preemptive rights of certain existing investors in IQHQ REIT or its affiliates. If, after giving effect to any such preemptive rights, the remaining aggregate offering amount equals or exceeds $100.0 million (the “Minimum Investment Amount”), IIP OP’s commitment will not be reduced below the Minimum Investment Amount.

IIP OP’s commitment to purchase the Preferred Stock is expected to be funded through generally proportionate installments commencing in the third quarter of 2025 and continuing through the second quarter of 2027, subject to the satisfaction of certain closing conditions at each purchase date. IQHQ REIT may, upon written notice, delay any scheduled purchase date (each, a “Purchase Notice Due Date”) by up to six months; however, if any such delay extends beyond 18 months, IIP OP’s commitment will be reduced by the amount of the delayed installment, subject to the Minimum Investment Amount. IQHQ REIT may also cancel future Purchase Notice Due Dates with at least 180 days’ prior written notice, provided that IIP OP retains the right to purchase Preferred Stock up to the Minimum Investment Amount, subject to reduction in connection with any exercise of preemptive rights by certain existing investors in IQHQ REIT or its affiliates, as described above. If IIP OP defaults on its payment obligations pursuant to the Securities Purchase Agreement or is otherwise a Defaulting Purchaser (as defined in the Securities Purchase Agreement), it will forfeit all rights to purchase Preferred Stock under the Securities Purchase Agreement.

The Securities Purchase Agreement includes customary representations and warranties from IQHQ REIT, Holdings, and IIP OP. The SPA also includes customary covenants and agreements of IQHQ REIT and Holdings. The initial closing of the Preferred Offering is subject to IQHQ REIT and its affiliates, as applicable, entering into the RCF and the ROFO Letter (each as defined below) and the satisfaction of other customary closing conditions and receipt of certain approvals.

Following the initial closing of the Preferred Offering, the Company will have the right to appoint one individual as a voting director to the board of directors of IQHQ REIT (the “IIP Director”), so long as the Company and its affiliates meet certain specified minimum ownership requirements. The Company intends to designate Paul Smithers, the Company’s Chief Executive Officer, as the initial IIP Director.

IIP OP will also have certain preemptive rights to purchase equity securities of IQHQ REIT and/or its affiliates, subject to IIP OP and its affiliates meeting specified minimum ownership requirements.

If the initial closing of the Preferred Offering has not occurred on or before October 5, 2025, either party may terminate the Securities Purchase Agreement; provided that each of IIP OP and IQHQ REIT, in its sole discretion may extend such date up to an additional 60 days by giving written notice to the other party before October 5, 2025.

The following is a summary of the material terms of the Preferred Stock:

The Preferred Stock ranks senior to IQHQ REIT’s common stock and any other class or series not expressly designated as senior or on parity. It ranks pari passu with IQHQ REIT’s Series E Preferred Stock and any other series expressly designated as parity stock, and junior to IQHQ REIT’s Series A Preferred Stock, Series D-1 Preferred Stock, and any other series expressly designated as senior stock, with respect to dividends and liquidation preferences.

Holders of Preferred Stock are entitled to receive cumulative dividends, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year. Dividends accrue daily, whether or not declared, and are composed of:

•	Cash dividends at an annual rate of 10.0% of the Base Amount (as defined in the Securities Purchase Agreement).

•	Paid-in-Kind (“PIK”) dividends at an initial annual rate of 5.0% of the Base Amount, payable by increasing the Base Amount of the shares. The PIK rate increases by 1.25% on each of the fourth and fifth anniversaries of the original issuance date.

If IQHQ REIT fails to consummate a required mandatory redemption offer or fails to pay accrued but unpaid cash dividends when due (each, a “Trigger Event”), the dividend rate increases by an additional 5.0% (PIK) until such failure is cured. The rate increase is not cumulative. Regardless of the number of Trigger Events, the maximum increase is limited to 5.0%.

No dividends or other distributions may be made on junior or parity stock unless all accrued and unpaid cash dividends on the Preferred Stock have been paid in full. In addition, without the consent of holders of a majority of the Preferred Stock and any other parity stock voting together as a single class, no dividends or distributions on common equity may be made using proceeds from the disposition of real property (or any interest therein), except in connection with a Change of Control (as defined in the partnership agreement of IQHQ OP) or full redemption of the Preferred Stock and all other parity stock.

If IIP OP defaults on any of its funding obligations under the Securities Purchase Agreement or the RCF, IQHQ REIT may reduce the dividend rate on the Preferred Stock by 0.5% for each 90-day period the default remains uncured, up to a maximum reduction of 3.0% (split equally between the cash and PIK portions of the dividend).

The Preferred Stock is redeemable by IQHQ REIT, in whole or in part, at any time at a price per share equal to the greater of $1,560 or the then-current Base Amount of the shares. In the event of a Sale Transaction or Change of Control (each as defined in the partnership agreement of IQHQ OP), holders of the Preferred Stock may elect to require IQHQ REIT to redeem all or a portion of their shares at the applicable redemption price.

The Preferred Stock is not convertible into any other class or series of IQHQ REIT’s capital stock. Holders of the Preferred Stock generally do not have voting rights, except as required by law or with respect to charter amendments that materially and adversely affect their rights or preferences.

The foregoing summary description of the material terms of the Securities Purchase Agreement is qualified in its entirety by the actual terms of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

Pursuant to the Securities Purchase Agreement, IIP OP will purchase (i) a corresponding warrant to purchase Holdings Class A-3 Units in substantially the form attached to the Securities Purchase Agreement as Exhibit B (the “Initial Warrant”) and (ii) a corresponding warrant to purchase additional Holdings Class A-3 Units in substantially the form attached to the Securities Purchase Agreement as Exhibit C (the “Subsequent Warrant”). The Initial Warrant is exercisable for common equity units of Holdings equal to 1.5% of the fully diluted and outstanding common equity of IQHQ OP (after giving effect to all previously issued warrants) as of the initial closing of the Preferred Offering. The Initial Warrant may not be exercised prior to the earlier of (i) the three-year anniversary of the initial closing of the Preferred Offering and (ii) the date IIP OP has funded in full its obligations to purchase Preferred Stock pursuant to the Securities Purchase Agreement. The Initial Warrant will be forfeited if, at any time prior to the earlier of (i) IIP OP fully funding its commitment to purchase Preferred Stock pursuant to the Securities Purchase Agreement and (ii) the third anniversary of the issue date thereof, IIP OP becomes a Defaulting Purchaser (as defined in the Securities Purchase Agreement).

The Subsequent Warrant is exercisable for common equity units of Holdings equal to 3.5% of the fully diluted and outstanding common equity of IQHQ OP (after giving effect to all previously issued warrants) as of the initial closing of the Preferred Offering. The Subsequent Warrant is to be issued at the earliest of (i) the date IIP OP has funded in full its obligations to purchase Preferred Stock pursuant to the Securities Purchase Agreement, (ii) the third anniversary of the initial closing of the Preferred Offering, and (iii) the date on which IQHQ REIT delivers a notice (“Stock Purchase Commitment Termination Notice”) cancelling any further obligation of Purchaser to purchase additional Preferred Stock; provided that IIP OP will have no right to purchase the Subsequent Warrant if it is a Defaulting Purchaser (as defined in the Securities Purchase Agreement).. In the event IIP OP has purchased any Preferred Stock prior to delivery by IQHQ REIT of a Stock Purchase Commitment Termination Notice, the warrant coverage of the Subsequent Warrant will be reduced in proportion to IIP OP’s remaining unfunded aggregate commitment to purchase Preferred Stock under the Securities Purchase Agreement.

The Initial Warrant and Subsequent Warrant both will have an exercise price of $0.01 per unit. The Initial Warrant and the Subsequent Warrant both expire upon the earliest of (i) a Change of Control (as defined in the partnership agreement of IQHQ OP); (ii) an initial public offering of IQHQ REIT or any of its related entities; (iii) the date of any voluntary or involuntary dissolution or winding up or liquidation of IQHQ OP; or (iv) ten years after the issuance date of such warrant.

The foregoing summary descriptions of the material terms of the Initial Warrant and the Subsequent Warrant are qualified in their entirety by the actual terms of the Initial Warrant and the Subsequent Warrant, copies of which are filed as Exhibits B and C, respectively, to Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Revolving Credit Facility

As a condition precedent to the initial closing of the Preferred Offering, IQHQ OP, as borrower, IQHQ REIT, as parent guarantor, Acquiom Agency Services LLC (the “Administrative Agent”), as administrative agent and collateral agent, IIP OP and the other lender parties set forth therein shall have entered into that certain Amendment and Restatement Agreement with respect to IQHQ OP’s revolving credit facility (the “RCF”) pursuant to which, among other things, IIP OP, as a member of the lender syndicate under the RCF, will provide a $100.0 million commitment to IQHQ OP to be fully funded at closing (the “IIP Loan”) bringing the aggregate amount funded under the RCF by all lender parties thereto to $400.0 million. The other lenders under the RCF will increase their commitments by an additional $20.0 million each when IIP OP has fully funded its commitment to purchase the Preferred Stock pursuant to the Securities Purchase Agreement, for an aggregate of $440.0 million to be funded under the RCF by the lenders. The loan proceeds are to be used by IQHQ OP for business operations in accordance with a schedule to be agreed upon with the lenders under the RCF.

Interest; Maturity

Loans under the RCF will bear interest at a rate per annum equal to 13.5%, composed of 12% paid in cash plus 1.5% PIK, and interest is payable on the last business day of each calendar quarter. Loans under the RCF have an initial maturity date of three years from the closing date; provided that IQHQ OP may extend such date once by up to 12 months, subject to payment of a facility extension fee equal to 0.15% of the then existing Maximum Commitment (as defined in the RCF), and satisfaction of certain other conditions, including no continuing default or events of default and a bring-down of the representations under the RCF.

Guarantees and Security

All obligations under the RCF are unconditionally guaranteed by IQHQ REIT. All of IQHQ OP’s obligations under the RCF are secured by a first priority security interest in IQHQ OP’s majority ownership interest in IQHQ Fenway Center, LLC (“IQHQ Fenway”) pursuant to an Equity Pledge and Security Agreement dated December 31, 2024 (the “Security Agreement”) in favor of the Administrative Agent, acting in its capacity as administrative agent for the benefit of the lenders under the original credit agreement. Following its admission as a lender under the RCF, IIP OP will become a secured party. The pledge of equity interests pursuant to the Security Agreement will be subordinate to construction financing obtained for vertical construction. Major decisions under the Security Agreement require the consent of lenders under the RCF who collectively hold over 50% of the total commitments under the RCF.

Alan Gold and Gary Kreitzer own, collectively, less than 1.0% of the outstanding equity interests of IQHQ Fenway. DNA Assets LLC (“DNA”) is the managing member of IQHQ Fenway. Alan Gold and Gary Kreitzer own, collectively, less than a majority of the outstanding equity interests of DNA. Major decisions of DNA require approval of members holding 60% or more of its outstanding equity interests.

Failure to Fund

IIP OP is subject to a failure to fund penalty if IIP OP fails to (i) fund any portion of the IIP Loan within 30 days of borrowers request, or (ii) fails to purchase any Preferred Stock in accordance with the agreed draw schedule under the Securities Purchase Agreement, in which case the interest rate applicable to IIP’s Loans shall be reduced by 0.5% per annum (split equally between PIK interest and cash interest) for each 90-day period that such failure to fund goes uncured up to a maximum reduction of 3.0%.

Prepayments

The RCF requires IQHQ OP to prepay loans under the RCF with the net cash proceeds from certain asset and equity sales, subject to limited exceptions. Voluntary prepayments are permitted at par without premium or penalty, subject to notice and minimum thresholds.

Reduction or Termination of Commitments

IQHQ OP may reduce or cancel the total loan commitments under the RCF at any time, subject to minimum thresholds and payment of a reduction fee.

Major Decision Approval

The RCF includes certain major decision rights that require the approval of lenders holding more than 50.1% of the Total Credit Exposures (as defined in the RCF).

Representations, Warranties and Covenants

The RCF contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customary for similar financings.

The foregoing summary of the RCF does not purport to be complete and is qualified in its entirety by reference to the actual terms of the RCF, which is filed as Exhibit D to Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Right of First Offer

As a condition precedent to the initial closing of the Preferred Offering. the Company and IIP OP will enter into a Right of First Offer Letter (the “ROFO Letter”) with IQHQ REIT, and certain of its affiliates (collectively, the “IQHQ Parties”). The ROFO Letter grants the Company a contractual right of first offer (“ROFO”) with respect to proposed sales of real estate assets by the IQHQ Parties. Pursuant to the ROFO Letter, if the IQHQ Parties intend to sell any real property or related ownership interests to an unaffiliated third party, they must first offer such interests to the Company on the same material terms, including price. If the Company waives its ROFO rights, the IQHQ Parties may proceed with the sale, provided it is completed within twelve months and at no less than 90% of the price initially offered to the Company. Otherwise, the ROFO process must be reinitiated. The ROFO Letter will terminate automatically upon the earliest to occur of: (i) the Company transferring more than 50% of the Preferred Stock acquired under the Securities Purchase Agreement; (ii) a change of control of IQHQ REIT or certain of its affiliates; or (iii) the Company defaulting on any funding obligation under the Securities Purchase Agreement or the RCF.

The foregoing summary of the ROFO Letter does not purport to be complete and is qualified in its entirety by reference to the actual terms of the ROFO Letter, which is filed as Exhibit E to Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 6, 2025, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit

10.1*	Securities Purchase Agreement, dated August 6, by and among IIP Operating Partnership, LP, IQHQ Holdings, LP and IQHQ, Inc.

99.1	Press release dated August 6, 2025.

104	Cover Page Interactive Data File (embedded within the XBRL document).

*Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this report, words such as the Company or IIP OP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements, and they include, but are not limited to, statements regarding the size, structure, and timing of the transactions contemplated by the Securities Purchase Agreement and the exhibits thereto; the ability to complete the proposed transaction when expected or at all due to the failure to satisfy closing conditions or otherwise; and the Company’s ability to fund the proposed transaction and anticipated funding sources. These forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Factors that could cause results to differ from those projected or assumed in any forward-looking statement include, but are not limited to, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2025	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer